UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

First horizon

corporation

(Exact Name of Registrant as Specified in Its Charter)

TN	62-0803242
(State of incorporation or organization)	(IRS Employer Identification No.)

165 Madison Avenue
Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series H	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [_]

Securities Act registration statement file number to which this form relates: 333-287053

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Non-Cumulative Perpetual Preferred Stock, Series H, liquidation preference $100,000 per share (the “Series H Preferred Stock”), of First Horizon Corporation (the “Registrant”), as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Series H Preferred Stock to be registered hereunder, are incorporated herein by reference to the descriptions included under the captions (i) “Description of Preferred Stock” and “Description of Depositary Shares”, respectively, in the Registrant’s Prospectus, dated May 7, 2025, included in the Registrant’s registration statement on Form S-3 (File No. 333-287053) and (ii) “Description of the Series H Preferred Stock” and “Description of Depositary Shares”, respectively, in the Registrant’s Prospectus Supplement, dated March 5, 2026, to the Registrant’s Prospectus, dated May 7, 2025. Such sections are incorporated herein by reference. If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2. Exhibits.

3.1	Amended and Restated Charter of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed July 24, 2024).
3.2	Bylaws of the Registrant, as amended and restated effective October 27, 2025 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed October 28, 2025).
3.3	Articles of Amendment to the Amended and Restated Charter of the Registrant with respect to the Series H Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 12, 2026).
4.1	Deposit Agreement, dated March 12, 2026, by and among the Registrant, Equiniti Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 12, 2026).
4.2	Form of certificate representing the Series H Preferred Stock (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on March 12, 2026).
4.3	Form of depositary receipt representing the Depositary Shares (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 2026	First Horizon Corporation

	By:	/s/ Hope Dmuchowski
		Name:	Hope Dmuchowski
		Title:	Senior Executive Vice President and Chief Financial Officer